Exhibit 99.1

Credo Technology Group Holding Ltd Reports Third Quarter of Fiscal Year 2024
Financial Results

San Jose, Calif. (February 27, 2024) - Credo Technology Group Holding Ltd (Nasdaq: CRDO), an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase throughout the data infrastructure market, today reported financial results for the third quarter of fiscal year 2024, ended January 27, 2024.

Third Quarter of Fiscal Year 2024 Financial Highlights

•Revenue of $53.1 million, grew by 20% quarter over quarter
•GAAP gross margin of 61.4% and non-GAAP gross margin of 62.2%
•GAAP operating expenses of $38.5 million and non-GAAP operating expenses of $30.6 million
•GAAP net income of $0.4 million and non-GAAP net income of $6.3 million
•GAAP diluted net income per share of $0.00 and non-GAAP diluted net income per share of $0.04
•Ending cash, cash equivalents and short-term investment balance of $409.1 million

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “In the third fiscal quarter ended January 27, 2024, Credo achieved revenue of $53.1 million, an increase of 20% compared to the prior quarter. This growth, and our future business expectations, continue to be driven by the accelerating opportunity for high-speed and energy-efficient connectivity solutions throughout the data infrastructure market. Credo’s SerDes technology expertise combined with our system-level, customer-centric design approach has led to our success with a diverse and growing set of industry-leading customers.”

Fourth Quarter of Fiscal 2024 Financial Outlook

•Revenue is expected to be between $59.0 million and $62.0 million
•GAAP gross margin is expected to be between 63.2% and 65.2%, and non-GAAP gross margin is expected to be between 64.0% and 66.0%
•GAAP operating expenses are expected to be between $44.0 million and $46.0 million, and non-GAAP operating expenses are expected to be between $33.0 million and $35.0 million

Conference Call

Credo will conduct a conference call on Wednesday, February 27, 2024, at 2:00 p.m. Pacific Time to discuss its financial results for the third quarter of fiscal year 2024, ended January 27, 2024. Interested parties may join the conference call by registering online at https://register.vevent.com/register/BI800fd75a70294200baa08d4f263c3ce5. After registering, a confirmation will be sent through email, including dial-in details and a unique conference call code for entry. It is recommended that participants register and dial in for the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com. A replay of the webcast will be available via the web at http://investors.credosemi.com.

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. The non-GAAP financial measures that Credo presents may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, asset impairment and related charges (if applicable), and the related tax effect adjustments to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s annual GAAP net income (loss), adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period-specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate, such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using GAAP basic weighted-average shares outstanding when there is a GAAP net loss, and calculated using GAAP diluted weighted-average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income (loss) per share is calculated using GAAP basic weighted-average shares outstanding when there is a non-GAAP net loss, and calculated using non-GAAP diluted weighted-average shares outstanding when there is a non-GAAP net income. Non-GAAP adjustment for the number of shares used in the diluted net income (loss) per share calculations excludes the impact of share-based compensation expenses expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding: launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release. Readers are encouraged to review risk factors and all other disclosures appearing in Credo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on June 23, 2023, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, Credo’s website or Credo’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Our mission is to deliver high-speed solutions to break bandwidth barriers on every wired connection in the data infrastructure market. Credo is an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase exponentially throughout the data infrastructure market. Our innovations ease system bandwidth bottlenecks while simultaneously improving on power, security and reliability. Our connectivity solutions are optimized for optical and electrical Ethernet applications, including the 100G (or Gigabits per second), 200G, 400G, 800G and emerging 1.6T (or Terabits per second) port markets. Our products are based on our proprietary Serializer/Deserializer (SerDes) and Digital Signal Processor (DSP) technologies. Our product families include integrated circuits (ICs), Active Electrical Cables (AECs) and SerDes Chiplets. Our intellectual property (IP) solutions consist primarily of SerDes IP licensing.

Investor Relations Contact:

Dan O’Neil
IR@credosemi.com

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	January 27, 2024	October 28, 2023	January 28, 2023	January 27, 2024	January 28, 2023
Revenue:
Product sales	$39,975	$34,247	$38,033	$104,250	$117,645
Product engineering services	11,830	2,434	3,635	16,557	8,209
IP license	1,253	7,354	12,602	11,381	26,252
Total revenue	53,058	44,035	54,270	132,188	152,106
Cost of revenue:
Cost of product sales revenue	18,912	17,346	21,833	50,126	62,016
Cost of product engineering services revenue	1,471	171	228	1,935	746
Cost of IP license revenue	117	401	222	662	1,735
Total cost of revenue	20,500	17,918	22,283	52,723	64,497
Gross profit	32,558	26,117	31,987	79,465	87,609
Operating expenses:
Research and development	24,236	21,736	20,530	68,610	55,371
Selling, general and administrative	14,233	13,256	11,936	40,032	34,674
Impairment charges	—	—	2,407	—	2,407
Total operating expenses	38,469	34,992	34,873	108,642	92,452
Operating loss	(5,911)	(8,875)	(2,886)	(29,177)	(4,843)
Other income, net	4,291	2,702	2,530	9,150	1,618
Loss before income taxes	(1,620)	(6,173)	(356)	(20,027)	(3,225)
Provision (benefit) for income taxes	(2,048)	450	(3,179)	(2,135)	(2,615)
Net income (loss)	$428	$(6,623)	$2,823	$(17,892)	$(610)
Net income (loss) per share:
Basic	$—	$(0.04)	$0.02	$(0.12)	$—
Diluted	$—	$(0.04)	$0.02	$(0.12)	$—
Weighted-average shares used in computing net income (loss) per share:
Basic	157,155	150,232	146,908	152,063	146,000
Diluted	167,160	150,232	156,519	152,063	146,000

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	January 27, 2024	April 29, 2023
Assets
Current assets:
Cash and cash equivalents	$96,073	$108,583
Short-term investments	313,061	109,228
Accounts receivable	44,760	49,541
Inventories	31,507	46,023
Contract assets	17,909	9,445
Prepaid expenses and other current assets	8,133	5,412
Total current assets	511,443	328,232
Property and equipment, net	44,899	40,222
Right of use assets	13,634	14,860
Other non-current assets	22,490	13,975
Total assets	$592,466	$397,289
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$10,294	$6,067
Accrued compensation and benefits	6,913	6,471
Accrued expenses and other current liabilities	18,268	14,454
Deferred revenue	4,722	4,040
Total current liabilities	40,197	31,032
Non-current operating lease liabilities	11,601	12,869
Other non-current liabilities	6,701	5,753
Total liabilities	58,499	49,654
Shareholders' equity:
Ordinary shares	8	7
Additional paid in capital	659,162	454,795
Accumulated other comprehensive loss	(335)	(191)
Accumulated deficit	(124,868)	(106,976)
Total shareholders' equity	533,967	347,635
Total liabilities and shareholders' equity	$592,466	$397,289

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Nine Months Ended
	January 27, 2024	October 28, 2023	January 28, 2023	January 27, 2024	January 28, 2023
GAAP gross profit	$32,558	$26,117	$31,987	$79,465	$87,609
Reconciling item:
Share-based compensation	458	250	98	897	551
Total reconciling item:	458	250	98	897	551
Non-GAAP gross profit (A)	$33,016	$26,367	$32,085	$80,362	$88,160

GAAP gross margin	61.4%	59.3%	58.9%	60.1%	57.6%
Non-GAAP gross margin	62.2%	59.9%	59.1%	60.8%	58.0%

Total GAAP operating expenses	$38,469	$34,992	$34,873	$108,642	$92,452
Reconciling item:
Share-based compensation	(7,874)	(7,894)	(5,071)	(23,547)	(15,055)
Impairment charges	—	—	(4,151)	—	(4,151)
Total reconciling item:	(7,874)	(7,894)	(9,222)	(23,547)	(19,206)
Total Non-GAAP operating expenses (B)	$30,595	$27,098	$25,651	$85,095	$73,246

GAAP operating loss	$(5,911)	$(8,875)	$(2,886)	$(29,177)	$(4,843)
Non-GAAP operating income (loss) (A-B)	$2,421	$(731)	$6,434	$(4,733)	$14,914

GAAP operating loss margin	(11.1)%	(20.2)%	(5.3)%	(22.1)%	(3.2)%
Non-GAAP operating income (loss) margin	4.6%	(1.7)%	11.9%	(3.6)%	9.8%

GAAP net income (loss)	$428	$(6,623)	$2,823	$(17,892)	$(610)
Reconciling items:
Share-based compensation	8,332	8,144	5,169	24,444	15,606
Impairment charges	—	—	4,151	—	4,151
Pre-tax total reconciling item	8,332	8,144	9,320	24,444	19,757
Other income tax effects and adjustments	(2,438)	(358)	(4,952)	(3,788)	(4,732)
Non-GAAP net income	$6,322	$1,163	$7,191	$2,764	$14,415

GAAP weighted-average shares - basic	157,155	150,232	146,908	152,063	146,000
GAAP weighted-average shares - diluted	167,160	150,232	156,519	152,063	146,000
Non-GAAP adjustment	4,218	14,664	3,837	14,567	13,088
Non-GAAP weighted-average shares - diluted	171,378	164,896	160,356	166,630	159,088

GAAP diluted net income (loss) per share	$—	$(0.04)	$0.02	$(0.12)	$—
Non-GAAP diluted net income per share	$0.04	$0.01	$0.04	$0.02	$0.09

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Outlook for Three Months Ended April 27, 2024
	Low	High

GAAP gross margin	63.2%	65.2%
Reconciling item:
Share-based compensation	0.8%	0.8%
Total reconciling item:	0.8%	0.8%
Non-GAAP gross margin	64.0%	66.0%

Total GAAP operating expenses	$44.0	$46.0
Reconciling item:
Share-based compensation	11.0	11.0
Total reconciling item:	11.0	11.0
Total Non-GAAP operating expenses	$33.0	$35.0